Exhibit 99.7
Script for Conference Calls with
Key Managers
(PHS)
Speaker: Rich Hallworth
Good morning, this is Rich Hallworth, and I appreciate you getting together on the phone on such short notice and at such an early hour. We have some exciting news that I wanted to share with you as soon as possible.
It is pretty big news and I wanted you to hear directly from me. The parent companies of our company and Correctional Medical Services (CMS) —two of the best and most experienced competitors in our industry — have decided to combine our two companies. The boards of directors of our parent companies have approved a definitive agreement describing this combination, and the announcement will be going out on the wires at 7:30 a.m. CST.
A deal such as this will have to be reviewed by the government anti-trust regulators and approved by ASG shareholders.
I know you are interested in who is going to be running this new combined company. As you might guess, it will be a combination of our current leadership and the leadership of CMS. And, I might add, I think the two management teams when operating as one, with your great help, will be absolutely the best in our business.
To be more specific, I am going to be CEO, Stuart Campbell of CMS will be president and chief operating officer and Dick Miles, the current CEO of CMS, will be chairman of the board in a nonexecutive capacity. Mike Taylor is expected to be the chief financial officer. Each of us will spend time both in St. Louis and in Nashville. In fact, I will be in St. Louis tomorrow and Stuart Campbell will be in Nashville on Thursday.
There will be further details about the organization and the various roles and responsibilities in the coming weeks, but the corporate headquarters will be at our current offices in Brentwood, Tenn. and the operational headquarters of the company will be at CMS’ current offices in St. Louis, Mo.
When the transaction is complete our new company will be focused on our merged organizations’ commitment to collaboration and working partnerships with our clients.
•	These values have been a part of each company’s culture and will remain our key priority as we move forward together.

This combination will create even greater opportunities for our new company. We are industry leaders, and we will be creating one team with best-in-class experience, staffing depth, best practices and leadership on an unmatched, solid financial platform.

•	The combined company will have the resources needed to make additional investments in systems and innovations that will better serve our current and future clients.

•	We have not yet decided which departments will be located in Nashville, which will remain in St. Louis and which will be shared in both locations. Those decisions also will be announced within 90 days after close.

•	We will be well positioned to serve the rapidly growing number of government agencies who will be seeking to privatize correctional healthcare and most effectively use taxpayer dollars.

•	The corporate culture of our new company will be very positive; we’re going to encourage and reward the very best of service and care in partnership with our clients.

•	Employees who seek to work in other geographic or clinical areas will have more opportunities to do so.

•	Those individuals whose positions are eliminated, either here or in St. Louis will receive a fair severance program.

•	As we continue to innovate, people will have more opportunities to lead such efforts and continually improve the service we provide.

•	I firmly believe that you — and all the people of this bold new company — will bring a winning combination of innovation and experience that will deliver measurable value to our clients, growth opportunities for our employees and compassionate care for our patients.

•	We expect the transaction to close in the second quarter of 2011.
You play a vital role in our work on behalf of our clients. Frankly, we don’t expect this combination will change the work that those of you in the field and your staff are doing. You are in the business of serving clients and taking care of patients and those basics obviously do not change.
Now we need your help in carrying this exciting news to your staff.
Here is a quick review of the schedule of events over the next few days:

•	News releases are going out to the media at 7:30 a.m. CST.

•	An e-mail with a link to an announcement letter you may print and share with your staff will be arriving in your inbox shortly — use your normal information distribution system.

•	Our goal is to speak with as many employees as possible at 8:30 a.m. today. Please use your existing systems (phone conference or e-mail) to communicate this news.

•	We have set up a call log system to assure we personally reach out to all clients, targeted prospects, key vendors and other interested parties. Please coordinate calls with Larry, Becky, Rod, Geoff and Jon.

•	In addition, an employee FAQ section will be added to the www.asgr.com website on Thursday to deliver the latest news and address concerns or questions from employees regarding this transaction.

•	We will be mailing a letter to all employees at their home addresses later today to ensure all of our valued team members get this exciting news.
Keep in mind that this combination has not been completed and won’t be until all approvals have been finalized. With that in mind:
•	We will continue to operate as two independent companies.

•	We will continue to operate all of our contracts and bid on opportunities separately.

•	The best thing for all of us to focus on during this transition is continuing outstanding service to our clients. We expect a very smooth, seamless transition. Each one of us will be key to this effort, and if we follow our values and principles of great service to our customers, I anticipate no problems.

•	Please know, the SEC has strict communication rules that we must follow between the announcement today and the shareholder vote on the combination. Please speak with your supervisor before engaging in any internal or external communication to ensure that you are in compliance with those guidelines. This transaction will likely generate significant attention from the press and investment community. As a reminder, if you receive any media or investor calls, or other outside inquiries regarding this situation, please direct them to Mike Taylor, our Executive Vice President and Chief Financial Officer (taylor@asgr.com).
We are happy to answer any questions you might have at this time.

Thank you.
Additional Information and Where to Find It
In connection with the proposed merger, America Service Group will file with the SEC a proxy statement with respect to the special meeting of stockholders that will be held to consider the merger. When completed and filed, the definitive proxy statement and a form of proxy will be mailed to the stockholders of America Service Group. BEFORE MAKING ANY VOTING DECISION, AMERICA SERVICE GROUP’S STOCKHOLDERS ARE STRONGLY URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT AMERICA SERVICE GROUP AND THE PROPOSED MERGER. America Service Group’s stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC (in each case, when available) from the SEC’s website at http://www.sec.gov. America Service Group’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (in each case, when available) by directing a request by mail or telephone to America Service Group, Attn: Scott King, General Counsel, 105 Westpark Drive, Suite 200, Brentwood, Tennessee, 37027, telephone: (615)373-3100, or from the investor relations section of America Service Group’s website at www.asgr.com.
Proxy Solicitation
America Service Group and its directors and officers may be deemed to be participants in the solicitation of proxies from America Service Group’s stockholders with respect to the proposed merger. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger. Information regarding America Service Group’s directors and executive officers and their ownership of America Service Group’s common stock is also available in America Service Group’s definitive proxy statement for its 2010 Annual Meeting of Stockholders filed with the SEC on April 28, 2010 and updated on May 28, 2010.